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                                    EXHIBIT 4

                              AMENDED AND RESTATED
                        VITALINK PHARMACY SERVICES, INC.
                          1996 LONG-TERM INCENTIVE PLAN

                                   SECTION ONE
                         DESIGNATION AND PURPOSE OF PLAN


         The purpose of the Amended and Restated Vitalink Pharmacy Services, Inc. 1996 Long-Term Incentive Plan (the "Plan") is to increase the ownership of Company Stock by those officers, non-employee directors, professional staff and other key employees who are mainly responsible for the continued growth and development and financial success of Vitalink Pharmacy Services, Inc. (the "Company") and its subsidiaries. Such stock ownership gives such employees and non-employee directors a proprietary interest in the Company which induces them to continue in its employ and/or aligns their interests with the interests of the Company's stockholders. The Plan also enables the Company to attract and retain such employees and non-employee directors and reward them for the continued profitable performance of Vitalink Pharmacy Services, Inc.

                                   SECTION TWO
                                   DEFINITIONS

         The following definitions are applicable herein:

         A. "Award" -Individually or collectively, Options, Stock Appreciation Rights, Performance Shares or Restricted Stock granted hereunder.

         B. "Award Period" -the period of time during which a Stock Appreciation Right which has not been granted pursuant to an Option may be exercised. The Award Period shall be set forth in the document issuing the Stock Appreciation Right to the selected Eligible Participant.

         C. "Board" -the Board of Directors of the Company.

         D. "Book Value" -the book value of a share of Stock determined in accordance with the Company's regular accounting practices as of the last business day of the month immediately preceding the month in which a Stock Appreciation Right is exercised as provided in Section Nine D.

         E. "Code" -the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations promulgated thereunder.


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         F. "Committee" -the Committee appointed to administer the Plan pursuant to Section Four.

         G. "Company" -Vitalink Pharmacy Services, Inc., including any present or future "subsidiary corporation" as such term is defined in Section 424(f) of the 1986 Internal Revenue Code, as amended.

         H. "Covered Employee" -an individual described in Section 162(m)(3) of the Code.

         I. "Date of Grant" -the date on which the granting of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

         J. "Eligible Participant" -any person employed by the Company or a Subsidiary on a regularly scheduled basis who satisfies all of the requirements of Section Six or any non-employee director of the Company (a non-employee director shall include those directors of the Company who are not otherwise employees of the Company or a Subsidiary).

         K. "Exercise Period" -the period or periods during which a Stock Appreciation Right is exercisable as described in Section Nine B.

         L. "Fair Market Value" -the fair market value of the Stock as determined in accordance with Section Eight D.

         M. "Incentive Stock Option" -an incentive stock option within the meaning of Section 422 of the Code.

         N. "Option" or "Stock Option" -either a nonqualified stock option or an Incentive Stock Option granted under Section Eight. It also means any Option which remains after a Participant has exercised his Option with respect to part of the shares covered by a Stock Option Agreement as described in Section Eight B.

         O. "Option Period" or "Option Periods" -the period or periods during which an Option is exercisable as described in Section Eight E.

         P. "Option Price" -the price, expressed on a per shares basis, for which the Company Stock can be acquired by the holder of an Option pursuant to the exercise of such Option.

         Q. "Participant" -an Eligible Employee of the Company or a Subsidiary who has been granted an Option, a Stock Appreciation Right, a Performance Share Award or a Restricted Stock Award under this Plan.

         R. "Performance Share" -an Award granted under Section Ten.

         S. "Restricted Stock" -An Award granted under Section Seven.

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         T. "Stock" and "Company Stock" -the common stock of the Company.

         U. "Stock Appreciation Right" -an Award granted under Section Nine.

         V. "Subsidiary" -any corporation of which fifty percent (50%) or more of its outstanding voting stock or voting power is beneficially owned, directly or indirectly, by the Company.

         W. "Ten Percent Shareholder" -a Participant who, at the Date of Grant, owns directly or indirectly (within the meaning of Section 424(d) of the Internal Revenue Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a subsidiary thereof.

         X. Wherever appropriate, words used in this Plan in the singular may mean the plural, the plural may mean the singular and the masculine may mean the feminine.

                                  SECTION THREE
                EFFECTIVE DATE, DURATION AND STOCKHOLDER APPROVAL

         A. Effective Date and Stockholder Approval. Subject to the approval of the Plan by a majority of the outstanding shares of Stock voted at the 1996 Annual Meeting of Stockholders, the Plan shall be effective as of February 26, 1997.

         B. Period for Grant of Awards. Awards may be made as provided herein for a period of ten (10) years after February 26, 1997.

                                  SECTION FOUR
                                 ADMINISTRATION

         A. Appointment of Committee. The Board of Directors shall maintain a Compensation Committee which shall consist of not less than two (2) members of such Board of Directors and which members shall be Non-Employee Directors as defined in Rule 16b-3 under the Securities and Exchange Act of 1934, as amended (or such greater number of members which may be required by said Rule 16b-3) and Outside Directors as defined in Treas. Reg. ss. 1.162-27(e) as promulgated by the Internal Revenue Service. In addition, such Board of Directors shall designate a member of the Committee to act as Chairman of the Committee, and such Board of Directors may remove any member of the Committee at any time and appoint any director to fill any vacancy on the Committee.

         B. Committee Meetings. The Committee shall hold its meeting at such times and places as specified by the Committee Chairman. A majority of the Committee shall constitute a quorum. All actions of the Committee shall be taken by all of the members of the meeting duly called by its Chairman; provided, however, any action taken by a written document signed by a majority of the members of the Committee shall be as effective as action taken by the Committee at a meeting duly called and held.


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         C. Committee Powers. Subject to the provisions of this Plan, the
Committee shall have full authority in its discretion to (i) designate the Participants to whom Awards shall be granted, (ii) determine the number of shares to be made available under each such Award, (iii) determine the period or periods in which the Participant may exercise such Award (iv) determine the date when such Award expires, (v) determine the price for Stock under such Award, and
(vi) determine the grounds for forfeiture of an Award. The Committee shall have all powers necessary to administer the Plan in accordance with its terms, including the power to interpret this Plan and resolve all questions arising thereunder. The Committee may prescribe such rules and regulations for administering this Plan as the Committee deems appropriate.

                                  SECTION FIVE
                               GRANT OF AWARDS AND
                 LIMITATION OF NUMBER OF SHARES SUBJECT TO AWARD

         The Committee may, from time to time, grant Awards to one or more Eligible Participants, provided that (i) subject to any adjustment pursuant to Section Eleven, the aggregate number of shares of Stock subject to Stock Options, Stock Appreciation Rights, Performance Share Awards or Restricted Stock Awards under this Plan may not exceed 1,493,900 shares; (ii) to the extent that a Stock Option, Stock Appreciation Right, Performance Share Award or Restricted Stock Award lapses or the rights of the Participant to whom it was granted terminate, expire or are cancelled for any other reason, in whole or in part, shares of Stock (or remaining shares) subject to such Award shall again be available for the grant of an Award under the Plan; and (iii) Shares delivered by the Company under the Plan may be authorized and unissued Stock, Stock held in the treasury of the Company or Stock purchased on the open market (including private purchases) in accordance with applicable securities laws. In determining the size of Awards, the Committee shall take into account the responsibility level, performance, potential, and cash compensation level of a Participant, and the Fair Market Value of the Stock at the time of Awards, as well as such other considerations it deems appropriate.

                                   SECTION SIX
                                   ELIGIBILITY

         Key employees of the Company and its Subsidiaries who, in the opinion of the Committee, are mainly responsible for the continued growth and development and financial success of the business of the Company or one or more of its Subsidiaries, and non-employee directors of the Company, shall be eligible to be granted Awards under the Plan. Subject to the provisions of the Plan, the Committee may from time to time select from such Eligible Participants those to whom Awards shall be granted and determine the nature and amount of each Award. No employee of the Company or its Subsidiaries shall have any right to be granted an Award under this Plan.



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                                  SECTION SEVEN
                             RESTRICTED STOCK AWARDS

         A. Grants of Shares of Restricted Stock. An Award made pursuant to this Section Seven shall be granted in the form of shares of Stock, restricted as provided in this Section Seven. Shares of the Restricted Stock shall be issued to the Participant without the payment of consideration by the Participant. The shares of Restricted Stock shall be issued in the name of the Participant and shall bear a restrictive legend prohibiting sale, transfer, pledge or hypothecation of the shares of Restricted Stock until the expiration of the restriction period.

         The Committee may also impose such other restrictions and conditions on the shares of Restricted Stock as it deems appropriate.

         B. Restriction Period. At the time a Restricted Stock Award is made, the Committee may establish a restriction period applicable to such Award which shall not be more than ten (10) years. Each Restricted Stock Award may have a different restriction period, at the discretion of the Committee. In addition to or in lieu of a restriction period, the Committee may establish a performance goal which must be achieved as a condition to the retention of the Restricted Stock. The performance goal may be based on the attainment of specified types of performance measurement criteria, which may differ as to various Participants or classes or categories of Participants. Such criteria may include, without limitation, the attainment of certain performance levels by the individual Participant, the Company, a department or division of the Company and/or a group or class of participants. Any such performance goals, together with the ranges of Restricted Stock Awards for which the Participants may be eligible shall be set from time to time by the Committee and shall be timely communicated to the Eligible Participants in advance of the commencement of the performance of services to which such performance goals relate. The total number of shares of Restricted Stock which may be granted to any single Covered Employee under this Plan during any calendar year shall be limited to 100,000.

         C. Forfeiture or Payout of Award. In the event a Participant ceases employment during a restriction period, or in the event performance goals attributable to a Restricted Stock Award are not achieved, subject to the terms of each particular Restricted Stock Award, and subject to discretionary action by the Committee as set forth below in Section Thirteen, a Restricted Stock Award is subject to forfeiture of the shares of stock which had not previously been removed from restriction under the terms of the Award.

         Any shares of Restricted Stock which are forfeited will be transferred to the Company.

         Upon completion of the restriction period and satisfaction of any performance-goal criteria, all restrictions upon the Award will expire and new certificates representing the Award will be issued without the restrictive legend described in Section Seven A. As a condition precedent to receipt of the new certificates, the Participant (or the designated beneficiary or personal representative of the Participant) will agree to make payment to the Company in the amount of any taxes, payable by the Participant, which are required to be withheld with respect to such shares of Stock.


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                                  SECTION EIGHT
                                  STOCK OPTIONS

         A. Grant of Option. One or more Options may be granted to any Eligible Participant; provided that only Eligible Participants who are employees of the Company or a Subsidiary may be granted Incentive Stock Options. Upon the grant of an Option to an Employee, the Committee shall specify whether the Option is intended to constitute a non-qualified stock option or an Incentive Stock Option. The total number of shares of Stock subject to Options which may be granted to any single Covered Employee under this Plan during any calendar year shall be limited to 100,000.

         B. Stock Option Agreement. Each Option granted under the Plan shall be evidenced by a written "Stock Option Agreement" between the Company and the Participant containing such terms and conditions as the Committee determines, including, without limitation, provisions to qualify Incentive Stock Options as such under Section 422 of the Code. Such agreements shall incorporate the provisions of this Plan by reference. The date of granting an Option is the date specified in the written Stock Option Agreement which is signed by the Participant and the Company.

         C. Determination of Option Price. The Option price for Stock shall be not less than 100% of the fair market value of the Stock on the date of grant. Notwithstanding the foregoing, in the case of an Option which is designed to qualify as an Incentive Stock Option (as defined in Section 422 of the Code) which is granted to a Ten Percent Shareholder, the Option Price shall not be less than 110% of such fair market value.

         D. Determination of Fair Market Value. The fair market value of the Stock on the date of granting an Option shall be the mean of the high and low prices at which the Stock was sold on the market on such date. In the event no such sales of Stock occurred on such date, the fair market value of the Stock shall be determined by the Committee in accordance with applicable Regulations of the Internal Revenue Service.

         E. Term of Option. The term of an Option may vary within the Committee's discretion; provided, however, that the term of an Option shall not exceed ten (10) years from the date of granting the Option to the Participant, and, to this end, all Options granted pursuant to this Plan must provide that each such Option cannot be exercised after the expiration of ten (10) years from the date each such Option is granted. Notwithstanding the foregoing, in the case of any Option which is designed to qualify as an Incentive Stock Option (as defined in Section 422 of the Code) which is granted to a Ten Percent Shareholder, the term of such Option may not exceed five (5) years from the date of grant of such Option.

         F. Limitation on Exercise of Option. The Committee may limit an Option by restricting its exercise in whole or in part for specified periods.

         G. Method of Exercising an Option. Subject to the terms of a particular Option, a Participant may exercise it in whole or in part by written notice to the Secretary of the Company

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stating in such written notice the number of shares of Stock such Participant elects to purchase under his Option.

         H. No Obligation to Exercise Option. A Participant is under no obligation to exercise an Option or any part thereof.

         I. Payment for Option Stock. Stock purchased pursuant to an Option shall be paid in full at the time of purchase. Payment may be made (a) in cash,
(b) with the approval of the Committee, by delivery to the Company of shares of Stock having an aggregate fair market value equal to the exercise price, or (c) a combination of (a) and (b). Payment may also be made, in the discretion of the Committee, by delivery (including by facsimile transmission) to the Company or its designated agent of an executed irrevocable Option exercise form together with irrevocable instructions to a broker-dealer to sell (or margin) a sufficient portion of the shares and deliver the sale (or margin loan) proceeds directly to the Company to pay for the exercise price. Upon receipt of payment and subject to paragraph J of this Section Eight, the Company shall, without transfer or issue tax to the Participant or other person entitled to exercise the Option, deliver to the Participant (or other person entitled to exercise the Option) a certificate or certificates for such shares.

         J. Delivery of Stock to Participant. The Company shall undertake and follow all necessary procedures to make prompt delivery of the number of shares of Stock which the Participant elects to purchase upon exercise of an Option granted under this Plan. Such delivery, however, may be postponed, at the sole discretion of the Company, to enable the Company to comply with any applicable procedures, regulations or listing requirements of any government agency, stock exchange or regulatory authority.

         K. Failure to Accept Delivery of Stock. If a Participant refuses to pay for Stock which he has elected to purchase under his Option, in accordance with the terms of payment, which had previously been agreed upon, his Option shall thereupon, at the sole discretion of the Committee, terminate, and such funds previously paid for unissued Stock shall be refunded. Stock which has been previously issued to the Participant and been fully paid for shall remain the property of the Participant and shall be unaffected by such termination.

         L. Non-Transferability of Options. During the lifetime of a Participant, an Incentive Stock Option granted to him may be exercised only by him. It may not be sold, assigned, pledged or otherwise transferred except by will or by the laws of descent and distribution. In the case of Options which are not Incentive Stock Options, the Committee may impose such restrictions on transferability, if any, as it may in its sole discretion determine.

         M. Purchase for Investment

                  (a) Written Agreement by Participants. Unless a registration statement under the Securities Act of 1933 is then in effect with respect to the Stock a Participant receives upon exercise of his Option, a Participant shall acquire the Stock he receives upon exercise of his Option for investment and not for resale or distribution and he shall


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         furnish the Company with a written statement to that effect when he exercises his Option and a reference to such investment warranty shall be inscribed on the Stock certificate(s).

                  (b) Registration Requirement. Each Option shall be subject to the requirement that, if at any time the Board determines that the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any state or Federal law is necessary or desirable as a condition of, or in connection with, the issuance of shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration or qualification shall have been effected or obtained (and the same shall have been free of any conditions not acceptable to the Board).

         N. Special Limitations on Exercise of Incentive Stock Options. The aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the Stock with respect to which any Incentive Stock Option is first exercisable during any calendar year shall not exceed $100,000.

                                  SECTION NINE
                            STOCK APPRECIATION RIGHTS

         A. Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted under the Plan in conjunction with an Option either at the time of grant or by amendment or may be separately awarded. Stock Appreciation Rights shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose. However, the total number of Stock Appreciation Rights which may be granted to a single Covered Employee under this Plan during any calendar year shall be limited to 100,000.

         B. Right to Exercise; Exercise Period. A Stock Appreciation Right issued pursuant to an Option shall be exercisable to the extent the Option is exercisable. A Stock Appreciation Right issued independent of an Option shall be exercisable pursuant to such terms and conditions established in the grant.

         C. Automatic Redemption of Unexercised Stock Appreciation Rights. If on the last day of the Option Period, in the case of a Stock Appreciation Right granted pursuant to an Option, or the specified Award Period, in the case of a Stock Appreciation Right issued independent of an Option, the Participant has not exercised such Stock Appreciation Right, then such Stock Appreciation Right shall be automatically redeemed by the Company for an amount equal to the payment that would otherwise have been made to the Participant if the Participant had chosen to exercise the Stock Appreciation Right on the last day of the Option Period or the specified Award Period, as the case may be.

         D. Rights Upon Exercise. An exercisable Stock Appreciation Right granted pursuant to an Option shall entitle the Participant to surrender unexercised the Option or any portion thereof to which the Stock Appreciation Right is attached, and to receive in exchange for the Stock Appreciation Right a payment (in cash or Stock or a combination thereof as described below) equal to the Fair Market Value of one share of Stock at the date of exercise minus the

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Option Price times the number of shares called for by the Stock Appreciation
Right (or portion thereof) which is so exercised. With respect to the issuance of Stock Appreciation Rights which are not granted pursuant to an Option, the Committee shall specify upon the Date of Grant of the Stock Appreciation Right whether the Stock Appreciation Right is a "regular" Stock Appreciation Right or a "book value" Stock Appreciation Right. Upon the exercise of a regular Stock Appreciation Right, the Participant will receive a payment equal to the Fair Market Value of one share of Stock at the date of exercise minus the Fair Market Value of one share of Stock as of the Date of Grant of the Stock Appreciation Right times the number of shares called for by the Stock Appreciation Right (or portion thereof) which is so exercised. Upon the exercise of a book value Stock Appreciation Right, the Participant will receive a payment equal to the Book Value of one share of Stock at the date of exercise minus the Book Value of one share of Stock as of the Date of Grant of the Stock Appreciation Right times the number of shares called for by the Stock Appreciation Right (or portion thereof) which is so exercised.

         The value of any Stock to be received upon exercise of a Stock Appreciation Right shall be the Fair Market Value of the Stock on such date of exercise. To the extent that a Stock Appreciation Right issued pursuant to an Option is exercised, such Option shall be deemed to have been exercised, and shall not be deemed to have lapsed.

         E. Transferability. The Committee may impose such restrictions on transferability of Stock Appreciation Rights, if any, as it may in its sole discretion determine.

                                   SECTION TEN
                               PERFORMANCE SHARES

         A. Grant of Performance Share Units. Awards made pursuant to this Section Ten shall be granted in the form of Performance Shares, subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose. Performance Shares shall be issued to the Participant without the payment of consideration by the Participant. Awards shall be based on the attainment of specified types and combinations of performance measurement criteria, which may differ as to various Participants or classes or categories of Participants. Such criteria may include, without limitation, the attainment of certain performance levels by the individual Participant, the Company, a department or division of the Company and/or a group or class of Participants. Such criteria, together with the ranges of Performance Shares from which employees may be eligible, shall be set from time to time by the Committee and shall be communicated to the Eligible Participants. The total number of Performance Shares which may be granted to any single Covered Employee under this Plan during any calendar year shall be limited to 100,000.

         B. Performance Period. The measuring period to establish the performance criteria set forth in a Performance Share Award shall be determined by the Committee. A Performance Share Award may initially provide, or the Committee may at any time thereafter, but no more frequently than once in any six (6) month period, amend it to provide, for waiver or reduction of the measuring period and, if appropriate, for adjustment of the performance criteria set forth in

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the Performance Share Award, upon the occurrence of events determined by the
Committee in its sole discretion to justify such waiver, reduction or adjustment.

         C. Form of Payment. Upon the completion of the applicable measuring period, a determination shall be made by the Committee in accordance with the Award as to the number of shares of Stock to be awarded to the Participant. The appropriate number of shares of Stock shall thereupon be issued to the Participant in accordance with the Award in satisfaction of such Performance Share Award.

                                 SECTION ELEVEN
                     CHANGES IN CAPITAL STRUCTURE OR SHARES

         In the event any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, or extraordinary dividend or divestiture (including a spin-off), or any other change in the capital structure or shares of the Company, the Committee shall make adjustments, determined by the Committee in its discretion to be appropriate, as to the number and kind of securities subject to this Plan and specified in Section Five of this Plan and as to the number and kind of securities covered by each outstanding Award and, where applicable, the price per share thereunder; provided, however, that with respect to Incentive Stock Options, such adjustments shall be made in accordance with Section 424(h) of the Code unless the Committee determines otherwise.

                                 SECTION TWELVE
                     CORPORATE REORGANIZATION OR DISSOLUTION

         A. Discontinuation of the Plan. The Plan shall be discontinued in the event of the dissolution or liquidation of the Company or in the event of a Reorganization (as hereinafter defined) in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization and no plan or agreement respecting the Reorganization is established which specifically provides for the continuation of the Plan and the change, conversion, or exchange of the stock relating to existing Awards under this Plan for securities of another corporation. Upon the dissolution of the Plan in connection with an event described in this Paragraph A, all Awards shall become fully vested and all outstanding Options and Stock Appreciation Rights shall become immediately exercisable by the holder thereof. Any Options or Stock Appreciation Rights granted under the Plan may be terminated as of a date fixed by the Committee, provided that no less than fifteen (15) days written notice of the date so fixed shall be given to each Participant and each such Participant shall have the right during such period to exercise all or any portion of such Options or Stock Appreciation Rights. Any Stock Appreciation Rights not so exercised shall be redeemed.

         B. Continuation of the Plan Upon a Reorganization. In the event of a Reorganization (as hereinafter defined) (i) in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization, and (ii) with respect to which

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there is a reorganization agreement which undertakes to continue the Plan and to provide for the change, conversion or exchange of the Stock attributable to outstanding Awards for securities of another corporation, then the Plan shall continue and the Committee shall adjust the shares under such outstanding Awards (and shall adjust the shares remaining under the Plan which are then to be available for the grant of additional Awards under the Plan, if the reorganization agreement makes specific provisions therefor), in a manner not inconsistent with the provisions of the reorganization agreement and this Plan for the adjustment, change, conversion or exchange of such Awards.

         The term "Reorganization" as used in this Section Twelve shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization.

         C. Adjustments and Determinations. Adjustments and determinations under this Section Twelve shall be made by the Committee, whose decisions as to what adjustments or determinations shall be made, and the extent thereof, shall be final, binding and conclusive.

         D. Change in Control.

                  1. Regardless of any other provision in the Plan to the contrary, if, while any Awards remain outstanding under the Plan, a "Change in Control" of the Company (as defined in this Section 12) shall occur, (1) all Options and freestanding SARs granted under the Plan that are outstanding at the time of such Change in Control shall become immediately vested and exercisable in full; (2) with respect to Awards granted with respect to Performance Shares, all Performance Periods outstanding at the time of such Change in Control shall be deemed to have been completed, the maximum level of performance set forth under the respective Performance Shares shall be deemed to have been attained and each such outstanding Award granted to each Participant for all outstanding Performance Periods shall become payable to each Participant; and (3) all restrictions with respect to shares of Restricted Stock or any other Awards not described in (1) and
         (2) above shall lapse, and such shares or other Awards shall be fully vested and nonforfeitable.

                  2. For purposes of this Section 12, a Change in Control of the Company shall occur upon the happening of the earliest to occur of the following:

                           (i) any "person" as such term is used in Sections
                  13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended (other than (1) the Company, (2) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or (3) any corporations owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock (each an "excluded person")) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of


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                  securities of the Company representing 30% or more of the
                  combined voting power of the Company's then outstanding voting securities;

                           (ii) the stockholders of the Company approve a plan
                  of merger, consolidation, complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's stock and/or assets, or accept a tender offer for substantially all of the Company's stock (or any transaction having a similar effect).

                  3. In the event of a merger, consolidation, or sale or disposition of substantially all of the Company's assets or stock, a Participant shall be paid the value of his/her Awards (e.g., for all shares subject to option, the excess of the greater of fair market value of the Company's stock on the date of consummation of such sale or purchase price of the Company's stock pursuant to such sale, over the exercise price of such option) in cash (the "Cash Payment") by the Company (or, if not by the Company, by the successor entity) as of the consummation of such sale or disposition.

                  4. In the event of a Change in Control as defined under
         Section 280G of the Code, if the vesting of Awards and/or payment of Awards under this Plan and/or payments of amounts under any other agreement with or plan of the Company (in the aggregate the "Total Payments") subject all or any part of the Total Payments to the tax (the "Excise Tax") imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed) the Company shall pay to the Participant in cash an additional amount (the "Additional Payment") such that the net amount retained by the Participant, after deduction of any Excise Tax imposed upon the Total Payments and any federal, state and local income tax and Excise Tax upon the Additional Payment provided for by this Section 12.D., and any employment tax (including FICA and FUTA), shall be equal to the amount of Total Payments prior to such taxes. Such Additional Payment shall be made by the Company to the Participant as soon as practical following the date of the Cash Payment (or, if there is no Cash Payment, the date such payment would otherwise be made), but in no event beyond thirty (30) days from such date.

         The determination of whether any of the Total Payments to a Participant will be subject to the Excise Tax, the calculation of Parachute Value under
Section 280G of the Code of the Total Payments, and calculation of the Additional Payment, shall be made by a Certified Public Accounting firm jointly agreed to by the Company and the Participant.

                                SECTION THIRTEEN
                            RETIREMENT AND DISABILITY

         The Committee may, in its discretion, waive the forfeiture, termination, or lapse of an Award in the event of retirement or disability of a Participant (each as determined by the Committee, in its discretion). Exercise of such discretion by the Committee in any individual case, however, shall not be deemed to require, or to establish a precedent suggesting, such exercise in any other case.


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

                                SECTION FOURTEEN
                            MISCELLANEOUS PROVISIONS

         A. Nontransferability. The Committee may impose such restrictions on the transferability of an Award, if any, as it may in its sole discretion determine.

         B. No Employment Right. Neither this Plan nor any action taken hereunder shall be construed as giving any right to be retained as an officer or employee of the Company or any of its Subsidiaries.

         C. Tax Withholding. Either the Company or a Subsidiary, as appropriate, shall have the right to deduct from all Awards paid in cash any federal, state or local taxes as it deems to be required by law to be withheld with respect to such cash payments. In the case of Awards paid in Stock, the employee or other person receiving such Stock may be required to pay to the Company or a Subsidiary, as appropriate, the amount of any such taxes which the Company or Subsidiary is required to withhold with respect to such Stock. At the request of a Participant, or as required by law, such sums as may be required for the payment of any estimated or accrued income tax liability may be withheld and paid over to the governmental entity entitled to receive the same. The Committee may from time to time establish procedures for withholding of Stock.

         D. Fractional Shares. Any fractional shares concerning Awards shall be eliminated at the time of payment by rounding down for fractions of less than one-half and rounding up for fractions of equal to or more than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

         E. Government and Other Regulations. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by any government agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended ("Act"), any of the shares of Stock issued, delivered or paid in settlement under the Plan. If Stock awarded under the Plan may in certain circumstances be exempt from registration under the Act, the Company may restrict its transfer in such manner as it deems advisable to ensure such exempt status.

         F. Severance. Subject to the provision of Paragraph B of this Section Fourteen, in the event a Participant's employment with the Company terminates, his rights under any Award which constitutes an Option or a Stock Appreciation Right terminate one (1) month from the date of such termination of employment. Such rights shall be exercisable only to the extent the Participant was entitled to exercise such rights under the Award on the date of such termination of employment.

         G. Death. If a Participant dies prior to the full exercise of his Option and/or Stock Appreciation Right, his Option to purchase Stock under such Option and/or Stock Appreciation Right may be exercised to the extent, if any, that Participant would be entitled to exercise it at the


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

date of the death of the Participant by the person to whom the Option and/or Stock Appreciation Right shall pass by will or by the laws of descent and distribution within twelve (12) months of the death of the Participant or the expiration of the term of the Option and/or Stock Appreciation Right whichever date is sooner.

         H. Limitation. In no event may an Option be exercised by anyone after the expiration date provided for in Section Eight of the Plan.

         I. Limits on Discretion. Anything in this Plan to the contrary notwithstanding, if the Award so provides, the Committee shall not have any discretion to increase the amount of compensation payable under the Award to the extent such discretion would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(c) of the Code and the regulations thereunder.

         J. Governing Law. All matters relating to the Plan or to Awards granted hereunder shall be governed by the laws of the State of Maryland, without regard to its principles of conflict of laws.

         K. Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles and headings, shall control.

                                 SECTION FIFTEEN
                                AMENDMENT OF PLAN

         A. Discretion of the Board. The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, except (i) any such action affecting Options granted or to be granted under this Plan which are intended to qualify as Incentive Stock Options shall be subject to stockholder approval to the extent such stockholder approval is required pursuant to Section 422 of the Internal Revenue Code and (ii) no such action may be taken without the consent of the Participant to whom any Award shall theretofore have been granted, which adversely affects the rights of such Participant concerning such Award, except as such termination or amendment of the Plan is required by statute, or rules and regulations promulgated thereunder.

         B. Automatic Termination. This Plan shall terminate on February 26, 2007. Awards may be granted under this Plan at any time and from time to time prior to the termination of the Plan. Any Award outstanding at the time the Plan is terminated shall remain in effect until said Award is exercised or expires.


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